                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

                                      JURISDICTION OF           PERCENTAGE OWNED
SUBSIDIARIES                           INCORPORATION             BY REGISTRANT
------------                      ------------------------  ------------------------
MainStreet Acquisition Inc......          Delaware                    100%